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                                  Exhibit 23.1
                                  ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A, into Charles E. Smith Residential Realty, Inc.'s previously filed Registration Statement File No. 33-82382, Registration Statement File No. 33-93986, Registration Statement File No. 33-80835, Registration Statement File No. 333-340, Registration Statement File No. 333-8129, Registration Statement File No. 333-17053, Registration Statement File No. 333-39513, Registration Statement File No. 333-39691, Registration Statement File No. 333-66669, Registration Statement File No. 333-61405, Registration Statement File No. 333-66083, Registration Statement File
No. 333-67421, and Registration Statement File No. 333-70611.

                                              /s/ Arthur Andersen LLP

Washington, D.C.
April 30, 1999

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